EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated January 12, 2004 accompanying the consolidated financial statements included in the 2003 Annual Report of Community Bancorp of New Jersey on Form10-K/A for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Community Bancorp of New Jersey on Forms S-8 (File No. 333-102656, effective January 22, 2003 and File No. 333-94839, effective November 12, 1999).

/S/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
April 28, 2004






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